Q2 Fiscal 2023 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

TRANSCAT® Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

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Q2 FY23 Summary

Consolidated Results

Revenue grew 12% from prior year

Gross margin expanded 70 basis points from PY to 29.7%

Adjusted EBITDA increased 6% from prior year to $7.5 million

Net Income of $2.4 million or $0.31 per diluted share

Service Segment

Revenue up 19%; 9.3% organic growth

Gross Profit grew 18% from PY; gross margin remained solid at 32.6%

Two acquisitions closed subsequent to quarter end

Distribution Segment

Revenue growth of 2%; vendor lead times remain extended in the quarter

Orders continue to be strong; backlog over $9.1 million, up $1.4M from PY

Gross margin expanded 140 basis point over PY

Revenue

($ in millions)


Q2 Consolidated
$50.4
+12%
$56.4
Q2 FY22
Q2 FY23


Q2 Service Segment
$29.5
+19%
$35.3
Q2 FY22
Q2 FY23

Consolidated revenue up 12% on Service segment strength and modest growth in Distribution

Service total revenue growth of 19%; organic growth remained strong at 9.3%

Distribution revenue modest growth of 2% as we continued to experience extended vendor lead times


Q2 Distribution Segment
$20.8
+2%
$21.2
Q2 FY22
Q2 FY23

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)


Q2 Consolidated
+15%
$14.6
$16.8
29.0%
29.7%
Q2 FY22
Q2 FY23


Q2 Service Segment
$9.7
$11.5
32.9%
32.6%
Q2 FY22
Q2 FY23

Consolidated gross margin expanded 70 basis points

Service gross margin of 32.6% contracted 30 basis points primarily due to increased start-up costs from new client-based lab implementations

Distribution gross margin expanded 140 basis points


Q2 Distribution Segment
$4.9
$5.3
23.5%
24.9%
Q2 FY22
Q2 FY23

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)



Net Income
$3.0
-22%
$2.4
Q2 FY22
Q2 FY23



Diluted EPS
$0.40
$0.31
Q2 FY22
Q2 FY23



Adjusted Diluted EPS*
$0.57
$0.44
Q2 FY22
Q2 FY23

Q2 FY23 net income of $2.4 million down 23% from PY and Diluted EPS $0.31 vs. $0.40 in prior year; both impacted by the higher effective tax rate

Q2 FY23 effective tax rate was 23.7% compared to 9.4% in the prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)


Q2 Consolidated
$7.1
+6%
$7.5
14.0%
13.3%
Q2 FY22
Q2 FY23


Q2 Service Segment
$5.5
$5.5
18.5%
15.7%
Q2 FY22
Q2 FY23


Q2 Distribution Segment
$1.6
$2.0
7.8%
9.4%
Q2 FY22
Q2 FY23

Consolidated adjusted EBITDA of $7.5 million up 6%

Service segment adjusted EBITDA of $5.5 million up 2% from PY

Distribution adjusted EBITDA up 22% from PY

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

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Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Q2 Ended Sep 24, 2022	Q2 Ended Sep 25, 2021
Net cash provided by operations	$5.2	$7.5
Capital expenditures (CapEx)	(4.8)	(3.8)
Operating free cash flow (FCF)**	**$0.5**	**$3.7**

Cash flow impacted by increased inventory as the result of strategic buys ahead of price increases and mitigate supply chain risk

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets and in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	Sep 24, 2022	Mar 26, 2022
Cash and cash equivalents	$0.9	$1.4
Total debt	50.8	48.5
Total net debt	**$49.9**	**$47.1**
Shareholders' equity	92.3	86.2
Total capitalization	**$142.2**	**$134.6**
Debt/total capitalization	35.7%	36.0%
Net debt/total capitalization	35.1%	35.0%

1.81x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$36.7M available from credit facility at quarter-end

e2B Calibration and Complete Calibrations completed subsequent to quarter end

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

FY 2023 Expectations

Service segment: For fiscal 2023, we expect Service organic revenue growth to be in the high-single digit range and expect gross margin improvement from prior year

Total Transcat: We expect the fiscal 2023 income tax rate to be in the range of 22% to 24%

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of November 1, 2022*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13733840***
  Telephone replay available through **Tuesday, November 8, 2022**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

Supplemental Information

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Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2022 Q2		FY 2023 Q2		FY 2023 Q2 TTM	
Net Income	$	3,015	$	2,357	$	10,106
+Interest Expense		169		550		1,362
+Other (Expense) / Income		81		(13)		(161)
+Tax Provision		313		732		2,799
Operating Income	$	3,578	$	3,626	$	14,106
+Depreciation & Amortization		2,141		2,778		10,365
+Restructuring Expense		-		-		-
+Acquisition Related Add-Back		821		-		111
+Other (Expense) / Income		(81)		13		161
+Noncash Stock Compensation		620		1,114		3,213
Adjusted EBITDA	$	7,079	$	7,531	$	27,956

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q2		FY 2023 Q2	
Service Operating Income	$	2,647	$	2,507
+Depreciation & Amortization		1,634		2,246
+Restructuring Expense		-		-
+Acquisition Related Add-Back		821		-
+Other (Expense) / Income		(56)		3
+Noncash Stock Compensation		414		793
Service Adjusted EBITDA	$	5,460	$	5,549
Distribution Operating Income	$	931	$	1,119
+Depreciation & Amortization		507		532
+Restructuring Expense		-		-
+Other (Expense) / Income		(25)		10
+Noncash Stock Compensation		206		321
Distribution Adjusted EBITDA	$	1,619	$	1,982
Service EBITDA		$5,460		$5,549
Distribution EBITDA		$1,619		$1,982
Total Adjusted EBITDA		$7,079		$7,531

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Adjusted Diluted EPS Reconciliation

($ in thousands)

	Q2 FY22		Q2 FY 23	
GAAP Net Income (loss)	$	3,015	$	2,357
Add back (deduct)				
Amortization of Intangibles		729		1,148
Acquisition deal costs		1,000		-
Acq Stock Expense		-		239
Income Tax Effect at 25%		(432)		(347)
Non-GAAP adjusted net income	$	4,312	$	3,397
Average diluted shares outstanding		7,595		7,646
Diluted income (loss) per share - GAAP	$	0.40	$	0.31
Diluted income per share - Non-GAAP	$	0.57	$	0.44

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.